SERVICER'S CERTIFICATE
CHEVY CHASE AUTO RECEIVABLES TRUST 2000-2

6.66% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-1
6.80% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-2
6.85% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-3
6.95% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-4
7.30% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS B
7.70% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS C

Payment Date:         October 16, 2000
Collection Period:    September, 2000
Record Date:          October 15, 2000

Under the Sale and Servicing Agreement, dated as of September 1, 2000 Chevy Chase Bank, F.S.B. (as "Seller" and "Servicer"), Chevy Chase Au Receivables Trust 2000-2 (the "Trust") and U.S. Bank National Associa as indenture trustee, the Servicer is required to prepare certain inf each month regarding current distributions to Noteholders and the per of the Trust during the previous month. The information which is req prepared with respect to the Payment Date and Collection Period liste above is set forth below. Certain of the information is presented on basis of an original principal amount of $1,000 per Note, and certain information is presented based upon the aggregate amounts for the Tru as a whole.

A. Information Regarding the Current Monthly Distribution.

1. Class A-1 Notes

(a) The aggregate amount of the distribution
     to Class A-1 Noteholders on the Payment Date   $  10,665,002.56

(b) The amount of the distribution set forth
      in paragraph (a) above allocable to principal,
     including any overdue principal                $  10,438,377.56

(c) The amount of the distribution
     set forth in paragraph (a) above allocable
     to interest, including any overdue interest    $     226,625.00

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class A-1 Note
     in a principal amount of $1,000                $    217.6531135

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class A-1 Note
     in a principal amount of $1,000                $    213.0281135

(f) The amount of the distribution set forth
     in paragraph (c) above, per Class A-1 Note
     in a principal amount of $1,000                $      4.6250000

2. Class A-2 Notes

(a) The aggregate amount of the distribution
     to Class A-2 Noteholders on the Payment Date   $     524,166.67

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                $           0.00

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,
     including any overdue interest                 $     524,166.67

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class A-2 Note
     in a principal amount of $1,000                $      4.7222223

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class A-2 Note
     in a principal amount of $1,000                $      0.0000000

(f) The amount of the distribution set forth
     in paragraph (c) above, per Class A-2 Note
     in a principal amount of $1,000                $      4.7222223

3. Class A-3 Notes

(a) The aggregate amount of the distribution
     to Class A-3 Noteholders on the Payment Date   $     285,416.67

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                $           0.00

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,
     including any overdue interest                 $     285,416.67

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class A-3 Note
     in a principal amount of $1,000                $      4.7569445

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class A-3 Note
     in a principal amount of $1,000                $      0.0000000

(f) The amount of the distribution set forth in paragraph
     (c) above, per Class A-3 Note
     in a principal amount of $1,000                $      4.7569445

4. Class A-4 Notes

(a) The aggregate amount of the distribution
     to Class A-4 Noteholders on the Payment Date   $     406,377.12

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                $           0.00

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,
     including any overdue interest                 $     406,377.12

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class A-4 Note
     in a principal amount of $1,000                $      4.8263889

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class A-4 Note
     in a principal amount of $1,000                $      0.0000000

(f) The amount of the distribution set forth
     in paragraph (c) above, per Class A-4 Note
     in a principal amount of $1,000                $      4.8263889

5. Class B Notes

(a) The aggregate amount of the distribution
     to Class B Noteholders on the Payment Date     $      32,637.08

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                $           0.00

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,
     including any overdue interest                 $      32,637.08

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class B Note
     in a principal amount of $1,000                $      5.0694439

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class B Note
     in a principal amount of $1,000                $      0.0000000


(f) The amount of the distribution set forth
     in paragraph (c) above, per Class B Note
     in a principal amount of $1,000                $      5.0694439

6. Class C Notes

(a) The aggregate amount of the distribution to
     Class C Noteholders on the Payment Date        $      43,029.10

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                $           0.00

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,  $      43,029.10
     including any overdue interest

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class C Note
     in a principal amount of $1,000                $      5.3472226

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class C Note
     in a principal amount of $1,000                $      0.0000000

(f) The amount of the distribution set forth
     in paragraph (c) above, per Class C Note
     in a principal amount of $1,000                $      5.3472226

7. Note Principal Balances

(a) The Class A-1 Note Principal Balance as of such
     Payment Date (after giving effect to
     any distribution on such Payment Date)         $  38,561,622.44

(b) The Class A-2 Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)             $ 111,000,000.00

(c) The Class A-3 Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)             $  60,000,000.00


(d) The Class A-4 Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)             $  84,199,000.00

(e) The Class B Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)             $   6,438,000.00

(f) The Class C Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)             $   8,047,000.00

8. Reserve Account

(a) Reserve Account Withdrawal Amount               $           0.00

(b) The balance of the Reserve Account, after giving
     effect to distributions and deposits on such
     Payment Date and the change in the balances
     from that of the prior Payment Date            $   2,414,280.61

9. Monthly Fees

(a) Monthly Indenture Trustee's Fee                 $         420.49

(b) Monthly Servicing Fee                           $     223,544.50

(c) Monthly Owner Trustee's Fee                     $         333.33

(d) Aggregate of all Purchase Amounts received
     on the related Determination Date              $           0.00

(e) Aggregate amount received with respect to
     Defaulted Receivables, including Liquidation
     Proceeds, during the related Collection Period $           0.00

10. Delinquencies and Pool Balance.

(a) The aggregate Principal Balance of all Receivables
     which were delinquent (1) 30 days or more
     or (2) 90 days or more as of the last day of   1.  2,646,747.97
     the related Collection Period.                 2.          0.00

(b) The Pool Balance as of the end of the related
     Collection Period                              $ 312,637,786.86

(c) The Pool Factor as of the end of the related
     Collection Period                              $      0.9712141

(d) The Note Principal Balance for each Class of Notes
     (after giving effect to any distribution in
     respect of principal on such Pay           A-1 $  38,561,622.44
                                                A-2 $ 111,000,000.00
                                                A-3 $  60,000,000.00
                                                A-4 $  84,199,000.00
                                                  B $   6,438,000.00
                                                  C $   8,047,000.00

(e) The Note Factor for each Class of Notes on
     such Payment Date.                         A-1 $      0.7869719
                                                A-2 $      1.0000000
                                                A-3 $      1.0000000
                                                A-4 $      1.0000000
                                                  B $      1.0000000
                                                  C $      1.0000000

     Weighted average annual percentage rate (1)               10.88%

     Weighted average remaining term to maturity (1)           57.92


     (1) Weighted by current balance.







                      CHEVY CHASE BANK, F.S.B.
                      Auto Trust 2000-2  Servicer


                      Mark A. Holles
                      Group Vice President